UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WGL Holdings, Inc.

(Exact name of registrant as specified in its charter)

Virginia	52-2210912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Constitution Avenue, NW Washington, DC	20080
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:                  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

On July 9, 2018, the New York Stock Exchange filed a Form 25 to delist the common stock, no par value per share (the “Common Stock”), of WGL Holdings, Inc. (”WGL”) following the closing of WGL’s merger with and into an indirect wholly-owned subsidiary of AltaGas Ltd. (“AltaGas”), with WGL as the surviving corporation, after which WGL became an indirect wholly-owned subsidiary of AltaGas. The Form 25 also will withdraw the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). WGL has determined to voluntarily register the Common Stock under Section 12(g) of the Exchange Act pursuant to this Form 8-A. The description of the Common Stock registered hereby is incorporated herein by reference to the section entitled “Description of WGL Holdings, Inc. Capital Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-96017) filed with the Securities and Exchange Commission on February 2, 2000, as amended and supplemented to the date hereof, except that the Common Stock has been delisted from the NYSE.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation of WGL Holdings, Inc. (incorporated by reference to Appendix B to WGL Holdings, Inc.’s Registration Statement on Form S-4 filed February 2, 2000).

3.2	Bylaws of WGL Holdings, Inc. as amended effective July 6, 2018 (incorporated by reference to Exhibit 3.1 to WGL Holdings, Inc.’s Form 8-K filed July 12, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WGL HOLDINGS, INC.

By:	/s/ Vincent L. Ammann, Jr.
Name:	Vincent L. Ammann, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: July 13, 2018